  Exhibit 99.1

Rekor Receives Acquisition Offer for Subsidiary AOC Key Solutions
Rekor Board of Directors to consider offer as the Company
continues focus on divesting all non-core assets

COLUMBIA, MD / ACCESSWIRE / March 16, 2020 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor") ("Company"), a Nasdaq company focused on bringing smarter, faster, cost-competitive solutions to the worlds of smart cities, public safety and customer experience, acknowledged today it has received an offer of $4M to purchase its subsidiary AOC Key Solutions. The offer has been made by current AOC Key Solutions management. The Company is also currently in negotiations to sell another subsidiary, Team Global. Team Global is a Texas-based avionics engineering staffing company. The Company cannot assure that these transactions will be closed in a timely fashion or at all. Both subsidiaries are no longer core to the strategic direction adopted by the Company's Board of Directors and announced last year.

During 2019, the Company acquired substantially all of the assets of OpenALPR Technologies, Inc. and increased its focus on its Technology Segment, concentrating on the development of products and services using proprietary systems designed using artificial intelligence techniques, such as machine learning and deep learning data analysis, to address complex issues in the areas of public safety, customer experience and smart cities. Rekor's current suite of solutions includes its industry leading vehicle recognition software in use today in more than 70 countries by hundreds of customers - including some of the world's largest companies and governments. In addition to these products and services, the Company is currently developing further product and service expansions in the public safety, transportation, customer service and residential markets worldwide.

"AOC Key Solutions was the anchor for a completely different business model," said Robert A. Berman, President and CEO, Rekor. "Given our current strategic direction, we believe that divestiture of non-core assets is a logical step in maximizing shareholder value. We are continuing our transformation into a 100% technology and software-based business. As such, the Board of Directors will evaluate both the price and the timing of the proposed transaction."

AOC Key Solutions is a consulting firm founded in 1983 specializing in proposal management and writing, capture management, and market assessment services for government contractors. The company has helped clients to win more than $175B in government contracts using its KSI© Advantage process.

About Rekor Systems, Inc.

Rekor Systems, Inc. is a publicly traded company listed on Nasdaq (REKR) with headquarters in Columbia, Maryland. Rekor is focused on bringing smarter, faster, cost-competitive solutions to the worlds of smart cities, public safety and customer experience. With a strong presence in over seventy countries across the world, we use the powerof artificial intelligence to provide actionable, vital information for our clients. Whether it's using machine learning software to give those who protect us better tools to keep us safe, or through solutions tailored to improving the everyday lives of everyday people, Rekor has the tech, and the expertise, for the job. At Rekor, we strive to make the impossible … possible. To learn more please visit our website:

Forward-Looking Statements

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Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:

Charles Degliomini
Rekor Systems, Inc.
ir@rekorsystems.com